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Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

ALFONS SPERBER,	)
)
Plaintiff,	)
)
v.	)	C.A. No. -N
)
PLAINS RESOURCES INC., JAMES C.	)
FLORES, WILLIAM M. HITCHCOCK,	)
JOHN T. RAYMOND, WILLIAM C.	)
O'MALLEY, D. MARTIN PHILLIPS,	)
ROBERT V. SINNOTT, J. TAFT	)
SYMONDS, PLAINS ALL AMERICAN	)
PIPELINE, L.P., PLAINS AAP, L.P.,	)
PLAINS ALL AMERICAN G.P., LLC,	)
GREG L. ARMSTRONG, EVERARDO	)
GOYANES, GARY R. PETERSEN and	)
ARTHUR L. SMITH,	)
)
Defendants.

COMPLAINT

        Plaintiff, a unit holder of defendant Plains All American Pipeline, L.P. ("PAA" or the "Partnership"), brings this action individually and as a class action on behalf of all limited partners and unit holders of PAA to enjoin a proposed self-dealing management buy-out of Plains Resources, Inc., which will transfer control of the Partnership to defendants Flores and Raymond (the "Mangement Buy-Out").

A. Parties

        1.     Plaintiff is and at all relevant times was a holder of limited partnership units of defendant Plains All American Pipeline, L.P. ("PAA" or the "Partnership").

        2.     Defendant Plains Resources Inc. ("Resources") is an energy company engaged in the acquisition, development and exploitation of crude oil and natural gas. Its shares are traded on the New York Stock Exchange. There are approximately 23.6 million shares outstanding.

        3.     PAA is a Delaware limited partnership formed in September 1998 to acquire and operate the midstream crude oil business and assets of Resources and its wholly owned subsidiaries as a separate publicly traded master limited partnership. PAA's Common Units, excluding Class B Common Units, are traded on the New York Stock Exchange. As of November 1, 2003, PAA had approximately 44 million Common Units outstanding, excluding Class B Common Units. There are more than 17,000 record holders and beneficial owners of PAA Common Units.

        4.     Defendant Plains AAP, L.P., a Delaware limited partnership, is the general partner of PAA. Plains AAP, L.P. has been the general partner of PAA since June 2001.

        5.     Defendant Plains All American GP LLC ("PAA GP"), is a Delaware limited liability company and the general partner of Plains AAP, L.P. PAA GP manages the operations and activities of PAA and employs all of PAA's officers and personnel. PAA GP has been the general partner of PAA GP since June 2001. PAA GP has a seven member board, whose members were elected to three year terms in June 2001 by the members of PAA GP. Beginning in 2004, all directorships of PAA GP will be up for annual elections.

        6.     Defendant Flores is 43 years old and the Chairman of the Board of Resources, a position he has held since May 2001. He was the Chief Executive Officer of Resources from May 2001 until December 2002. Flores also controls Sable Investments LP ("Sable"), which controls 20% of PAA's general partner, defendant Plains AAP, L.P., and its general partner, defendant Plains All American G.P., LLC. Flores is also Chairman and Chief Executive Officer of Plains Exploration & Production Company ("Exploration"), a publicly traded corporation that Resources spun off to its stockholders through a dividend in 2002. Exploration is engaged in the upstream activities of acquiring, exploiting, developing and producing oil and gas in the United States.

        7.     Defendant Raymond is 32 years old and the President and Chief Executive Officer of Resources. Raymond is also a director of PAA GP. In addition, he is the President and Chief Operating Officer of Exploration. Raymond indirectly owns a limited partner interest in Sable and is Sable's designee on the PAA GP board.

        8.     Defendant Armstrong is 44 years old and the Chairman of the Board and Chief Executive Officer of PAA GP. He was the President, Chief Executive Officer and director of Resources from 1992 to May 2001.

        9.     Defendant Goyanes is 58 years old and a director of PAA GP. He also served as a director of PAA's former general partner. He is a member of the Conflicts Committee of the PAA GP board.

        10.   Defendant Petersen is 56 years old a director of PAA GP. He is the designee of E-Holdings III, L.P., an affiliate of EnCap Investments LLC, of which Petersen is a managing director.

        11.   Defendant Sinnott is 53 years old and a director of both PAA GP and Resources. Sinnott is a designee to the PAA GP board by KAFU Holdings, L.P., which is affiliated with Kayne Anderson Investment Management, Inc., of which he is Vice President.

        12.   Defendant Symonds is 63 years old and a director of both PAA GP and Resources. He has been a director of Resources since 1987. Symonds is a designee to the PAA GP board by Resources.

        13.   Defendant Phillips is 49 years old and a director of Resources. He is also a principal of EnCap Investments L.L.C., which focuses exclusively on the oil and gas industry.

        14.   Defendant O'Malley is 66 years old and has been a director of Resources since April 2003. O'Malley is one of two members of the special committee of the Resources board that has been appointed to consider the Management Buy-Out.

        15.   Defendant Hitchcock is 63 years old and has been a director of Resources since 1977. He served as President of one of Resources' wholly owned subsidiaries from 1992 to 1995 and served as Chairman of the Board of Resources from August 1981 through October 1992. Hitchcock is one of two members of the special committee of the Resources board that has been appointed to consider the Management Buy-Out.

        16.   Defendant Smith is 50 years old and a director of PAA GP. Smith chairs the Conflicts Committee of the PAA GP board.

B. PAA Structure

        17.   PAA was formed in September 1998 to acquire and operate the midstream crude oil business and assets of Resources and its wholly owned subsidiaries as a separate, publicly traded master limited partnership. PAA's assets are owned by, and its operations conducted through, its subsidiaries. PAA owns its subsidiaries through two operating partnerships: Plains Marketing, L.P. ("Marketing") and All American Pipeline, L.P. ("Pipeline"). PAA's Canadian operations are conduced through Plains Marketing Canada, L.P.

        18.   PAA completed an initial public offering in November 1998 (the "IPO"). Immediately after the IPO, Resources owned 100% of PAA's general partner, Plains All American, Inc. ("PAAI") and held an overall effective ownership in the Partnership of 57%.

        19.   In May 2001, PAA's senior management and a group of financial investors entered into a transaction with Resources to acquire majority control of PAA's general partner (PAAI) and a majority of the outstanding subordinated units. The transaction, known as the "General Partner Transition" closed in June 2001. As a result of the General Partner Transition, Plains AAP, L.P. replaced PAAI as PAA's general partner. Plains AAP, L.P.'s general partner is PAA GP. PAA GP manages the operations and activities of PAA and employs all of PAA's officers and personnel.

        20.   Resources holds its interests in PAA, Plains AAP, L.P. and PAA GP through wholly owned subisidaries. As a result of the General Partner Transition, Resources' effective ownership of PAA currently stands at approximately 24%. Resources also owns 46% of PAA GP. The remaining holdings of PAA GP are approximately as follows:

    Sable—19%

    Kafu Holdings, L.P. ("Kafu")—19%

    E-Holdings LP ("E-Holdings")—9%

    Strome Hedgecap Fund LP—1%

    John T. Raymond—1%

    Mark Strome—2%

    PAA Management, L.P.—2%

The following diagram generally depicts the control structure of PAA:

        21.   On November 20, 2003, Resources announced the Management Buy-Out of Resources by defendants Flores and Raymond along with Vulcan Capital, Inc., an investment vehicle of Microsoft co-founder Paul Allen (collectively the "Purchaser Group"). The Purchaser Group proposes to acquire all of the outstanding shares of Resources for $14.25 per share in cash, representing a 7.6% premium to Resources' closing price on the day of the announcement of the transaction.

        22.   The Resources board has purportedly appointed a 2-member special committee composed of defendants Hitchcock and O'Malley to evaluate and investigate and make recommendations to the full board on the proposal.

        23.   As a result of the transaction, the Purchaser Group, which already controls 20% of PAA GP, will obtain approximately 65% control of PAA GP. By obtaining majority control of PAA GP, the Purchaser Group will obtain complete managerial and operational control over PAA, including the ability to select its Chief Executive Officer and five of its seven directors.

        24.   The operation of PAA is governed by the Third Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P. (the "Partnership Agreement"). Section 7.1 of the Partnership Agreement provides that the general partner controls management of PAA. It states, in pertinent part:

    The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership.

        25.   Section 7.1 also provides that the general partner "shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership," including, among other things, making expenditures, the exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership, use of the assets of the Partnership, distribution of Partnership cash, the selection and dismissal of employees and the control of any matters affecting the rights and obligations of the Partnership.

        26.   Pursuant to the General Partner Transition, Resources contributed to the Partnership all but approximately 1% of its general partner interest in Plains Marketing, L.P. (an operating subsidiary) and all of its limited partner interest in PAA in exchange for, among other things, (a) the continuation of its general partner interest subject to all of the rights, privileges and duties of the general partner under the Partnership Agreement, (b) 6,974,239 Common Units of PAA, and (c) 9,859,581 Subordinated Units of PAA.

        27.   Resources owns all of PAA's 1,307,190 million outstanding Class B Common Units. The Class B Common Units are not publicly traded. Pursuant to Section 5.12 of the Partnership Agreement, the Class B Common Units have the right to share in any liquidating distributions that are pro rata with the Common Units, the right to share in partnership distributions on a pro rata basis with the Common Units, and have voting rights that are identical to the voting rights of the Common Units, such that each Class B Common Unit will be entitled to one vote on each matter with respect to which each Common Unit is entitled to vote. The Class B Common Units are convertible into common units upon approval of a majority of the Common Unit holders.

        28.   PAA also has approximately 10,029,619 million subordinated units outstanding (the "Subordinated Units"). There is no public trading market for the Subordinated Units. Subordinated Units are not afforded any voting rights in matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units. The Subordinated Units will convert to Common Units on a one-for-one basis if certain financial tests are met for three consecutive four-quarter periods. Those tests were satisfied in November 2003, causing 25% of the Subordinated Units to convert to Common Units in the fourth quarter of 2003 and the remainder to convert in the first quarter of 2004. Resources owns approximately 4.5 million, or 45% of PAA's Subordinated Units. Once the Subordinated Units convert in early 2004, they will be freely traded as Common Units.

        29.   Pursuant to Article IV, Section 4 of the Bylaws of Plains Resources, Inc., dated as December 18, 1992 and as amended May 15, 2001, the Chief Executive Officer of Resources has "general supervision over the business, affairs and property of [Resources]." Thus, as CEO of Resources, Raymond has authority to direct Resources' voting and control of its interests in PAA GP and PAA.

        30.   Section 7.5 of the Partnership Agreement governs outside activities of the general partner and its affiliates. Section 7.5(b) recognizes that in connection with the General Partner Transition, Resources entered into an "Omnibus Agreement" with PAA and the operating partnerships, which sets forth certain restrictions on the ability of Resources and its affiliates to engage in restricted businesses. The Omnibus Agreement was extended and remains in effect pursuant to a June 8, 2001, Separation Agreement by and among Resources, PAA, PAA GP, Plains AAP, L.P. and PAAI (the "Separation Agreement").

        31.   Section 2.1 of the Omnibus Agreement prohibits Resources from engaging in the following "Restricted Business" activities:

    (a) crude oil storage, terminalling and gathering activities in any state in the United States, except for Alaska and Hawaii, for any Person other than [Resources, its affiliates or any of the PAA partnership entities], (b) crude oil marketing activities, and (c) transportation of cruide oil by pipeline in any state in the United States except for Alaska and Hawaii, for any Person other than [Resources and its affiliates].. ..

        32.   Section 2.2 of the Omnibus Agreement provides certain exceptions from the restrictions in Section 2.1, including the ability of Resources to engage in Restricted Business activities provided that PAA GP has elected not to cause the Partnership to pursue such opportunity in accordance with certain specified procedures.

        33.   Section 2.4 permits Resources to terminate the Omnibus Agreement in the event of a change of control of Resources, which is defined to include "the consolidation or merger of. .. Resources with or into another Person pursuant to a trnasaction in which the outstanding Voting Stock of. .. Resources is changed into or exchanged for cash. .. ." Thus, the Management Buy-Out will permit the Purchaser Group to terminate the Omnibus Agreement and the current prohibition on Resources from engaging in a Restricted Business.

        34.   Section 7.9 of the Partnership Agreement governs the resolution of conflicts of interest. It states in pertinent part:

    Unless otherwise expressly provided in this Agreement or an Operating Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, and Operating Partnership, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners and shall not constitute a breach of this Agreement, or any Operating Partnership Agreement of any agreement contemplated herein or therein or any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates regarding any proposed transaction were disclosed to the Conflicts Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to the Partnership.. .. (Emphasis added).

Special Approval is defined as approval by a majority of the members of the Conflicts Committee of the board of PAA GP.

        35.   The term "Affiliate" is defined in the Partnership Agreement as any Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        36.   Matters other than conflicts of interest governed by Section 7.9 are addressed in Section 7.10(d), which provides, in pertinent part:

    Any standard of care and duty imposed by this Agreement or under the Delaware [Revised Uniform Limited Partnership] Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership. (Emphasis added).

        37.   Section 7.11 authorizes the General Partner to cause the Partnership to purchase or otherwise acquire partnership securities. Section 7.11 further provides that the General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of partnership securities for its own account subject to transfer restrictions contained in Articles IV and X of the Partnership Agreement.

        38.   Section 11.2 of the Partnership Agreement governs removal of the General Partner. It provides:

    The General Partner may be removed if such removal is approved by the unit holders holding at least 66% of the Outstanding Units (including units held by the General Partner and its Affiliates)....

        39.   Resources and PAA have a number of continuing relationships. Among them is a Marketing Agreement, under which PAA is the exclusive marketer and purchaser for all of Resources' equity crude oil production, including its subsidiaries that conduct exploration and production activities. Under the Marketing Agreement, PAA purchases for resale at market prices all of Resources equity production for a fee of $.20 per barrel. PAA recognized gross margins of $1.8 million, $1.8 million and $1.7 million under the Marketing Agreement for 2002, 2001 and 2000 respectively. The Marketing Agreement will terminate upon a change of control of Resources. Pursuant to the Marketing Agreement, a change of control includes a merger or sale of Resources whereby Resources' stockholders' equity interest is extinguished for cash.

        40.   In connection with the General Partner Transition, a number of PAA insiders obtained option grants for subordinated units of PAA. Defendant Armstrong was granted options to acquire 75,000 PAA units, 25% of which vested in 2002. The remaining options will vest in their entirety immediately upon a change of control. On information and belief, the Management Buy-Out will result in a change of control under Armstrong's option agreement. The original purchase price for the subordinated units under the option grant was $22.00 per subordinated unit declining over time based on the amount of each quarterly distribution per unit. As of February 21, 2003, the purchase price was $19.07 per unit. Based on the closing price of PAA's Common Units of $32.46 on December 9, 2003, and the expected conversion of Subordinated Units to Common Units, Armstrong will stand to earn an immediate profit of more than $750,000 on the option grants as a result of the Management Buy-Out.

        41.   The Partnership Agreement defines PAA's Board of Directors to mean the board of directors of PAA GP. Pursuant to the Amended and Restated Limited Liability Company Agreement of PAA GP (the "GP Agreement"), the purpose of PAA GP is "(a) to act as the general partner of [Plains AAP, L.P.]. .. and (b) to engage in any and all activities necessary, advisable, convenient or incidental to the foregoing."

        42.   PAA GP is governed by a seven member board of directors. Section 7.1 of the GP Agreement provides that Resources, Sable, Kafu and E-Holdings shall each designate one director. Two additional directors are elected by a majority in interest (i.e., a majority of the PAA GP interests held by its members). The seventh member of the board is the CEO. The GP Agreement provides that the CEO is selected by a majority of the PAA GP board.

        43.   Resources has a 46% interest in PAA GP. Flores and Raymond, through Sable, control an additional 20% of PAA GP. As a result of the Management Buy-Out, Flores and Raymond will control a 66% interest in PAA GP, giving them power to designate the Resources and Sable designees, select the two directors elected by a majority in interest, and, by virtue of their majority power over the board, select the CEO, who also serves as a director. Thus, as a result of the Management Buy-Out, Flores and Raymond will effectively control PAA and the selection of 5 out of 7 directors.

        44.   Section 2.5 of the Partnership Agreement provides that the Partnership "shall be empowered to do any and all acts. .. for the protection and benefit of the Partnership."

        45.   Since the announcement of the Management Buy-Out, PAA has made no disclosure concerning the transaction. PAA's Limited Partners and Unit holders will not be provided any disclosure or an opportunity to vote on the Management Buy-Out. PAA, Plains AAP, L.P. and PAA GP have taken no steps to protect the interests of PAA, its Limited Partners or Unit holders in connection with the Management Buy-Out, its effects on the Partnership, or potential future transactions involving the Partnership. They have not created a special committee to consider the effects of the transaction on the Partnership, its Limited Partners or Unit holders. They have not requested that the Conflicts Committee review the Management Buy-Out, the Omnibus Agreement, the Marketing Agreement or to consider whether the terms of the Management Buy-Out are fair to or in the best interests of the Partnership, its Limited Partners or Unit holders.

        46.   As the general partner of PAA, Plains AAP, L.P. owes fiduciary duties to PAA, plaintiff and PAA's Unit holders and Limited Partners.

        47.   As the corporate general partner of PAA, PAA GP owes fiduciary duties to PAA, plaintiff and PAA's Unit holders and Limited Partners.

        48.   As directors of PAA GP, defendants Armstrong, Raymond, Goyanes, Petersen, Sinnott, Symonds and Smith owe fiduciary duties to PAA, plaintiff and PAA's Unit holders and Limited Partners.

        49.   As holder of a 45% membership and partnership interest in PAA GP, Resources effectively controls the board of PAA GP and actually, through Flores and Raymond, controls Plains AAP L.P., PAA GP and PAA.

        50.   By virtue of Resources' controlling interest as PAA's upstream general partner, defendants Resources, Flores, Symonds, Sinnott, Hitchcock and O'Malley owe fiduciary duties to PAA, plaintiff and PAA's Unit holders and Limited Partners.

COUNT I
BREACH OF FIDUCIARY DUTY
(Defendants PAA, PAA GP, Plains AAP, LP, Sinnott, Raymond,
Symonds, Armstrong, Goyanes, Petersen and Smith)

        51.   Plaintiff repeats and realleges the allegations above as if fully set forth herein.

        52.   As the general partner of PAA, Plains AAP, LP and its general partner, PAA GP, owe a fiduciary duty of loyalty to PAA, plaintiff and PAA's Unit Holders and Limited Partners. The Management Buy-Out is a change of control transaction which will concentrate absolute managerial and operational control of PAA into the hands of Flores and Raymond. Plains AAP, LP, PAA GP and defendants Armstrong, Petersen, Sinnott, Symonds, Goyanes, Raymond and Raymond have a fiduciary duty to ensure that the Management Buy-Out is fair to PAA, plaintiff and PAA's Unit holders and Limited Partners and to consider alternatives to prevent concentration of absolute managerial and operational control of the Partnership into the hands of Flores and Raymond or at least to restrict their use of such control and protect the interests of the Partnership, its Limited Partners and Unit holders. Defendants have also breached their fiduciary duties by failing to act pursuant to Section 2.5 of the Partnership Agreement to seek to acquire Resources or the PAA units and general partnership interests held by Resources.

        53.   Plains AAP, L.P., PAA GP and the PAA GP board have not taken steps to ensure that the Management Buy-Out is fair to or in the best interests of PAA, its Unit holders and Limited Partners. For example, they have not sought to amend the GP Agreement and/or the Partnership Agreement to prevent the Purchaser Group from having the power to (a) elect five of the seven members of the PAA GP board and (b) unilaterally control the selection of PAA GP's Chief Executive Officer.

        54.   PAA GP, its board, and PAA have failed to take steps to protect the rights of the Partnership, its Limited Partners and Unit holders under the Marketing Agreement and the Omnibus Agreement. Defendants have a fiduciary duty to protect the rights of PAA under the Marketing Agreement and the Omnibus Agreement, to ensure that the Management Buy-Out does not adversely affect PAA's rights under those agreements, and to ensure that PAA obtains fair value for any waiver, amendment or termination of those agreements. Any such waiver, amendment or termination will constitute a conflict transaction respecting the general partner and its affiliates, and thus must be entirely fair to PAA and the Limited Partners.

        55.   The Management Buy-Out is a conflict transaction or potential conflict transaction involving Flores, who controls Sable, and Raymond who is Sable's designee as a director of PAA GP, and is CEO of Resources. As a conflict transaction, Plains AAP, L.P., PAA GP and its directors have a fiduciary duty to ensure that the transaction is fair to and in the best interests of PAA, its Unit holders and Limited Partners. These defendants have abdicated their duties by failing to convene the Conflicts Committee, to become fully informed about the Management Buy-Out and to determine whether it is fair and reasonable to PAA, its Unit holders and Limited Partners.

COUNT II
BREACH OF CONTRACT
(Defendants PAA, PAA GP, Plains AAP, LP, Sinnott, Raymond,
Symonds, Armstrong, Goyanes, Petersen and Smith)

        56.   Plaintiff repeats and realleges the allegations above as if fully set forth herein.

        57.   The Management Buy-Out is a conflict transaction involving Flores, Raymond and Resources and PAA. Defendants PAA GP, Plains AAP, L.P., Sinnott, Raymond, Symonds, Armstrong, Peterson, Goyanes and Smith owe a duty under the Partnership Agreement to ensure that the Management Buy-Out is in the best interests of PAA, its Limited Partners and Unit holders.

        58.   Plains AAP, L.P., PAA GP and their directors have breached their duties by failing to ensure that the Management Buy-Out is fair under the Partnership Agreement. The defendants have not obtained Special Approval by the Conflicts Committee. The defendants have not determined that the terms of the Management Buy-Out are no less favorable to the Partnership than those provided to or available from unrelated third parties. The Management Buy-Out is not fair to PAA, its Unit Holders and Limited Partners taking into account the totality of the relationships between the parties involved. The Management Buy-Out will constitute a change of control of Resources under the Marketing Agreement and the Omnibus Agreement, terminating the Marketing Agreement and permitting Resources and the Purchaser Group to terminate the Omnibus Agreement. The Management Buy-Out will also concentrate managerial and operational control of the Partnership in the hands of Flores and Raymond.

        59.   Defendants have failed to take any steps to ensure that the Management Buy-Out is in the best interests of PAA, its Limited Partners and Unit holders. These defendants have not sought to protect the interests of PAA, its Limited Partners and Unit holders through the appointment of a special committee of independent directors to consider the effects of Management Buy-Out and to take reasonable measures to ensure the continuation of the Marketing Agreement and Omnibus Agreement and to protect against the concentration of absolute managerial and operational control of the Partnership into the hands of Flores and Raymond. Such failure by these defendants is a total abdication of their duties to PAA, its Limited Partners and Unit holders and constitutes bad faith conduct under the Partnership Agreement.

COUNT III
BREACH OF FIDUCIARY DUTY
(Resources, Flores, Sinnott, Symonds, O'Malley and Hitchcock)

        60.   Plaintiff repeats and realleges the allegations above as if fully set forth herein.

        61.   As the controlling stockholder of PAA GP, Resources, its board of directors, and Raymond, who has supervision over Resources' property, which includes Resources' interests in PAA and its general partner, owe fiduciary duties of loyalty and good faith to PAA, its Unit holders and Limited Partners.

        62.   The Management Buy-Out is not fair to PAA, its Unit Holders and Limited Partners. The Management Buy-Out will result in a change of absolute managerial and operational control of PAA and PAA GP to the Purchaser Group, including Flores and Raymond. The Management Buy-Out will trigger termination of the Marketing Agreement, which has provided gross margins to PAA of approximately $1.8 million in each of the last three years. The Management Buy-Out will also permit Resources and the Purchaser Group to terminate the Omnibus Agreement.

        63.   Resources and its directors have breached their fiduciary duties to PAA GP and PAA by failing to direct Raymond, as CEO of Resources, and the directors of PAA GP to take steps to ensure that the Management Buy-Out is fair to PAA, its Unit holders and Limited Partners. For example, they have not sought to amend the GP Agreement and/or the Partnership Agreement to prevent the Purchaser Group from having the power to elect five of the seven members of the board and the Purchaser Group's ability to unilaterally control the selection of PAA's Chief Executive Officer. Furthermore, PAA GP and the PAA board have failed to take steps to ensure that the Management Buy-Out does not trigger the termination of the Marketing Agreement and the Omnibus Agreement.

        64.   Resources and its directors have also breached their fiduciary duties by failing to offer to sell Resources, its PAA Units or its controlling interest in PAA GP to PAA on terms that are fair to PAA, its Limited Partners and Unit holders.

        65.   Plaintiff has no adequate remedy at law.

CLASS ACTION ALLEGATIONS

        66.   Plaintiff brings this action on his own behalf and as a class action pursuant to Chancery Court Rule 23 on behalf of all of Limited Partners and and holders of PAA Common Units as of November 20, 2003, excluding the defendants named herein and their affiliates and associates (the "Class").

        67.   The Class is so numerous that joinder of all members is impracticable. PAA's common stock is traded on the New York Stock Exchange and, as of November 1, 2003, there were approximately 44 million Common Units outstanding, excluding Class B Common Units, and more than 17,000 record holders and beneficial owners of PAA Common Units.

        68.   There are questions of law and fact that are common to the Class and that predominate over questions affecting any individual Class members. The common questions include whether the individual defendants have breached their fiduciary duties to the members of the Class.

        69.   The plaintiff's claims are typical of claims of other members of the Class. Plaintiff has the same interests as other members of the Class. Plaintiff is committed to prosecuting this action. Plaintiff has retained competent counsel experienced in litigation of this nature. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

        70.   Plaintiff does not anticipate that there will be any difficulty in the management of this litigation.

        71.   For the above reasons, a class action is superior to other available methods for the fair and efficient adjudication of this controversy and the requirements of Chancery Court Rule 23 are satisfied.

        WHEREFORE, plaintiff, on his own behalf and on behalf of the Class, prays that the Court enter judgment as follows:

          A.    Declare this action to be a proper class action and certify plaintiff as class representative and plaintiff's counsel as class counsel;

          B.    Enjoin the defendants from effectuating the planned Management Buy-Out;

          C.    Require PAA, Plains AAP, L.P., and PAA to act in accordance with their contractual and fiduciary duties to protect the interests of PAA, its Limited Partners and Unit holders.

          D.    Declare that the individual defendants have breached their fiduciary duty to plaintiff and the Class;

          E.    Order rescission of the Management Buy-Out, if it is effected;

          F.     Require defendants to account for all assets, money and other value improperly received from Resources;

          G.    Require disgorgement and impose a constructive trust on all property and profits defendants receive as a result of their wrongful conduct;

          H.    Award damages in favor of the plaintiff and the Class against all defendants, jointly and severally, together with interest thereon;

          I.     Award fees, expenses and costs to plaintiff and plaintiff's counsel;

          J.     Grant such other and further relief as the Court deems just and proper.

PRICKETT, JONES & ELLIOTT, P.A.
By
/s/  PAUL A. FIORAVANTI, JR.
Michael Hanrahan (Del. Bar No. 941)
Paul A. Fioravanti, Jr. (Del. Bar No. 3808)
Tanya P. Jefferis (Del. Bar. No. 4298)
1310 King Street
Wilmington, Delaware 19801
(302) 888-6500
Attorneys for Plaintiff
OF COUNSEL:
Marc A. Topaz Gregory M. Castaldo Schiffrin & Barroway LLP Three Bala Plaza East, Suite 400 Bala Cynwyd, Pennsylvania 19004 (610) 667-7706
Dated: December 18, 2003

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  Exhibit 99.2
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY
COMPLAINT
COUNT I BREACH OF FIDUCIARY DUTY (Defendants PAA, PAA GP, Plains AAP, LP, Sinnott, Raymond, Symonds, Armstrong, Goyanes, Petersen and Smith)
COUNT II BREACH OF CONTRACT (Defendants PAA, PAA GP, Plains AAP, LP, Sinnott, Raymond, Symonds, Armstrong, Goyanes, Petersen and Smith)
COUNT III BREACH OF FIDUCIARY DUTY (Resources, Flores, Sinnott, Symonds, O'Malley and Hitchcock)
CLASS ACTION ALLEGATIONS